UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	September 15, 2010

ROMA FINANCIAL CORPORATION
(Exact Name of Registrant as Specified in its Charter)

United States	0-52000	51-0533946
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2300 Route 33, Robbinsville, New Jersey	08691
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:                                                                                     (609) 223-8300

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events

On September 15, 2010, the Board of Directors of the Registrant declared a cash dividend in the amount of $0.08 per share payable on October 20, 2010 to stockholders of record as of October 6, 2010.  A copy of the press release announcing the dividend declaration is included with this Form 8-K as Exhibit  99.1 and is incorporated into this item by reference.

On September 17, 2010, the Board of Directors of the Registrant also adopted a stock repurchase program pursuant to which the Registrant intends to repurchase up to 5% of its outstanding shares (excluding shares held by Roma Financial Corp. MHC, the Registrant’s mutual holding company and the Roma Bank employee stock ownership plan) or up to 342,646 shares.  In connection with the repurchase plan, the Registrant entered into a Rule 10b5-1 agreement with a broker to facilitate the repurchase.  A copy of the press release announcing the adoption of the stock repurchase plan is filed as Exhibit 99.2 and is incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits

(d) Exhibits:

99.1	Press Release, dated September 17, 2010 re Dividend
99.2	Press Release, dated September 17, 2010 re Repurchase

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROMA FINANCIAL CORPORATION
Date: September 17, 2010	By:	/s/ Sharon Lamont
Sharon Lamont Chief Financial Officer